Exhibit 10.39

EXECUTION VERSION

AMENDMENT NO. 1
TO THE TERM CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of April 4, 2012, among 99¢ ONLY STORES (the successor by merger with Number Merger Sub, Inc.) (the “Borrower”), NUMBER HOLDINGS, INC. (“Holdings”), each other Loan Party party hereto, each Participating Lender (as defined below) party hereto and ROYAL BANK OF CANADA (“Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) to the Existing Credit Agreement (as defined below).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)           Holdings, the Borrower, the Lenders party thereto, Royal Bank, as Administrative Agent and as Collateral Agent and the other agents party thereto, entered into that certain $525,000,000 Credit Agreement dated as of January 13, 2012 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date of this Amendment, the “Existing Credit Agreement”; as amended by this Amendment and as otherwise may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; and the Lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment being the “Existing Lenders”).

(2)           The Borrower has requested that the Lenders reduce the interest rates applicable to the Initial Loans on the terms and conditions set forth herein, which reduction in interest rates shall be effected by the conversion of Initial Loans into Tranche B-1 Loans otherwise having the same terms (except as otherwise provided in this Amendment) as the Initial Loans.

(3)           Each Existing Lender executing and delivering a notice (a “Conversion Notice”) in the form attached as Schedule II hereto to the Administrative Agent (each such Lender in such capacity, a “Converting Lender”) shall be deemed to have converted the aggregate outstanding amount of its Initial Loans under the Existing Credit Agreement, as set forth in such Converting Lender’s Conversion Notice (not to exceed such Converting Lender’s Tranche B-1 Commitment (as defined below)), into an equal aggregate principal amount of Tranche B-1 Loans under the Credit Agreement.

(4)           Each Converting Lender may elect in its Conversion Notice to commit to provide Tranche B-1 Commitments (as defined below) in excess of the aggregate outstanding amount of its Initial Loans (each such Lender in such capacity, an “Increasing Lender”; and such excess commitments of such Lender, such Lender’s “Additional Commitments”).

(5)           Each Lender party hereto that is providing a Tranche B-1 Commitment, and that is not an Existing Lender (each such lender, an “Additional Lender” and, together with the Converting Lenders, the “Participating Lenders”) shall, by executing and delivering this Amendment, be deemed as of the Amendment Effective Date to have become a party to the

Credit Agreement as a Lender thereunder and shall have the rights and obligations of a Lender thereunder.

(6)           Upon the occurrence of the Amendment Effective Date (as hereinafter defined), each of the Participating Lenders shall have the Commitment in respect of Tranche B-1 Loans shown opposite its name on Schedule I to the Existing Credit Agreement (as amended hereby) (collectively, the “Tranche B-1 Commitments”).

Holdings, the Borrower, the Administrative Agent, the Converting Lenders and the other Participating Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.         Amendments to the Existing Credit Agreement.  The Existing Credit Agreement is, effective as of the Amendment Effective Date, hereby amended as follows:

(a)           Section 1.1 of the Existing Credit Agreement is amended by inserting the following new definitions in their correct alphabetical order:

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of April 4, 2012, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the date of satisfaction (or waiver) of the conditions precedent set forth in Section 3 of Amendment No. 1.

“Tranche B-1 Commitments” has the meaning specified in Amendment No. 1.

“Tranche B-1 Loan” means a Loan made pursuant to Section 2.1(b).

(b)           The definitions of “Adjusted Eurocurrency Rate” and “All-In Yield” in Section 1.1 of the Existing Credit Agreement are in each case amended by replacing each reference to “1.50%” therein with “1.25%”.

(c)           The definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Applicable Margin” means a percentage per annum equal to (a) in the case of Initial Loans, (i) for Eurocurrency Rate Loans, 5.50% and (ii) for Base Rate Loans, 4.50% and (b) in the case of Tranche B-1 Loans, (i) for Eurocurrency Rate Loans, 4.00% and (ii) for Base Rate Loans, 3.00%.

(d)           Clause (2)(c) of the definition of “Excess Cash Flow” in Section 1.1 of the Existing Credit Agreement is amended by inserting the following at the end thereof:

“and in each case excluding any prepayments or repayments of Initial Loans made in connection with the conversion or refinancing of such Loans into Tranche B-1 Loans pursuant to Amendment No. 1”.

(e)           Clause (2)(j) of the definition of “Excess Cash Flow” in Section 1.1 of the Existing Credit Agreement is amended by inserting the following at the end thereof:

“(excluding any such premium, make-whole or penalty payments made in connection with the conversion or refinancing of Initial Loans into Tranche B-1 Loans pursuant to Amendment No. 1, to the extent financed with Tranche B-1 Loans)”.

(f)            The definition of “Initial Loan” in Section 1.1 of the Existing Credit Agreement is amended by replacing the reference to “Section 2.1” with “Section 2.1(a)”.

(g)           The definition of “Repricing Transaction” in Section 1.1 of the Existing Credit Agreement is amended by inserting “or Tranche B-1 Loans” immediately after “Initial Loans” in each instance in which it appears therein.

(h)           Section 2.1 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“SECTION 2.1  The Loans.  (a)  Subject to the terms and conditions set forth herein, the Lenders severally made to the Borrower a single loan denominated in Dollars equal to $525,000,000 on the Effective Date.  Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.  Initial Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s Tranche B-1 Commitment on the Amendment No. 1 Effective Date.  Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.  Tranche B-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.  Notwithstanding the foregoing, Tranche B-1 Loans shall be made as converted or refinanced Initial Loans on the terms and subject to the conditions set forth in Amendment No. 1.”

(i)            Section 2.2(a) of the Existing Credit Agreement is amended by replacing the reference to the “Effective Date” in the second sentence thereof with “the requested date of Borrowing”.

(j)            Section 2.4(a) of the Existing Credit Agreement is amended by inserting the following immediately prior to the proviso thereto:

“and excluding prepayments or repayments of Initial Loans made in connection with the conversion or refinancing of such Loans into Tranche B-1 Loans pursuant to Amendment No. 1”.

(k)           Section 2.6 of the Existing Credit Agreement is amended by (i) renumbering clause (b) thereto as clause (c) and (ii) inserting the following as a new clause (b) thereto:

“, (b) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March, 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Tranche B-1 Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3)”.

(l)            Section 2.15 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“SECTION 2.15   Loan Repricing Protection.  In the event that, on or prior to the date that is one year after the Amendment No. 1 Effective Date, the Borrower (a) makes any prepayment of Initial Loans or Tranche B-1 Loans in connection with any Repricing Transaction or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.0% of the principal amount of the Initial Loans or Tranche B-1 Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.0% of the aggregate principal amount of the applicable Initial Loans or Tranche B-1 Loans outstanding immediately prior to such amendment.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(m)          The preamble to Article V of the Existing Credit Agreement, and Sections 5.11, 5.12 and 5.18 of the Existing Credit Agreement, are each amended by inserting “and the Amendment No. 1 Effective Date” immediately after “the Effective Date” in each instance in which in appears therein.

(n)           Section 5.15 of the Existing Credit Agreement is amended by inserting the following at the end thereof:

“On the Amendment No. 1 Effective Date immediately after giving effect to the Repricing Transaction pursuant to Amendment No. 1, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.”

(o)           Section 9.14 of the Existing Credit Agreement is amended by deleting the existing table in its entirety and replacing it with the following:

FISCAL YEAR ENDING (ON OR ABOUT)	MAXIMUM CAPITAL EXPENDITURES
Fiscal Year ending March 31, 2013	$53,800,000
Fiscal Year ending March 31, 2014	$56,200,000
Fiscal Year ending March 31, 2015	$59,500,000
Fiscal Year ending March 31, 2016	$56,000,000
Fiscal Year ending March 31, 2017	$61,000,000
Fiscal Year ending March 31, 2018 and thereafter	$65,000,000

(p)           For purposes of clause (c) of the definition of “Scheduled Termination Date” in Section 1.1 of the Credit Agreement, the “Scheduled Termination Date” and final maturity date of the Tranche B-1 Loans (to the extent that such Loans are not extended pursuant to Section 2.13 of the Credit Agreement) shall be the date that is seven years after the Effective Date.

(q)           The Existing Credit Agreement is further amended by restating Schedule I thereto in its entirety in the form attached hereto as Schedule I.

SECTION 2.         Repricing Transaction.  In each case for all purposes of the Credit Agreement and each of the other Loan Documents, (a) this Amendment shall constitute a “Refinancing Amendment”, (b) the Tranche B-1 Loans shall constitute “Other Loans” and “Credit Agreement Refinancing Indebtedness”, (c) the Lenders’ commitments in respect of the Tranche B-1 Loans shall constitute “Other Commitments” and (d) the conversion and/or refinancing of Initial Loans into Tranche B-1 Loans pursuant to this Amendment shall constitute a “Repricing Transaction”.

SECTION 3.         Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a)           The Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, the other Loan Parties, the Administrative Agent and, subject to Section 4 hereof, the Participating Lenders.

(b)           With respect to each Converting Lender, the Administrative Agent shall have received a duly executed Conversion Notice.

(c)           The Borrower shall have paid, for the ratable account of each Existing Lender, (i) all accrued and unpaid interest in respect of the Initial Loans owing to each Existing Lender (and it is hereby acknowledged by the parties to this Amendment that this Amendment constitutes notice of such payment in accordance with the terms of the Existing Credit Agreement) and (ii) a prepayment premium equal to 2.0% of the outstanding principal amount of the Initial Loans converted into Tranche B-1 Loans.

(d)           The Borrower shall have paid (i) all fees payable to the Additional Lenders that the Borrower has separately agreed in writing to pay in connection with this Amendment, (ii) all reasonable, documented and invoiced fees payable to Royal Bank as agreed in writing between Royal Bank and the Borrower and (iii) all reasonable fees, expenses and disbursements of Paul Hastings LLP, as counsel for the Administrative Agent, incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced at least three (3) Business Days prior to the date hereof and as agreed in writing between Royal Bank and the Borrower.

(e)           The Administrative Agent shall have received a solvency certificate from the chief financial officer or other Responsible Officer of the Borrower, in form and substance consistent with the solvency certificate delivered at closing of the Existing Credit Agreement, attesting to the Solvency of the Borrower and its Subsidiaries, on a Consolidated basis, immediately after giving effect to the transactions contemplated by this Amendment and the borrowing of the Tranche B-1 Loans.

(f)            (i) On and as of the Amendment Effective Date, both immediately before and immediately after giving effect to the application of the proceeds of the Tranche B-1 Loans by, or at the direction of, the Borrower, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (B) no Default shall exist, or would result from the Repricing Transaction or any other transaction contemplated by this Amendment and (ii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in this Section 3(f).

(g)           The Administrative Agent shall have received, on behalf of itself and the Lenders, dated as of the Amendment Effective Date, a favorable written opinion of Proskauer Rose, LLP, special counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

(h)           The Administrative Agent shall have received (i) certified copies of such resolutions or other corporate action of the Loan Parties as the Administrative Agent may reasonably require and (ii) good standing certificates or certificates of status, as applicable, as of a date reasonably proximate to the Amendment Effective Date, from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(i)            The Additional Lenders shall have received on or prior to the Amendment Effective Date, all documentation and other information reasonably requested by them in writing at least four (4) Business Days prior to the Amendment Effective Date in order to allow the Additional Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j)            To the extent that any Existing Lender shall not be a Participating Lender (such Lender, in such capacity, a “Non-Consenting Lender”), such Non-Consenting Lender shall be replaced (and the Loans of such Non-Consenting Lender shall be assumed) by one of more Participating Lenders pursuant to Section 3.7 of the Existing Credit Agreement.

SECTION 4.         Participating Lenders.  With respect to each Converting Lender, the signature pages to a Conversion Notice delivered by such Converting Lender shall be deemed for all purposes to be signature pages to this Amendment.

SECTION 5.         Mechanics upon Effectiveness.  On the Amendment Effective Date, upon the satisfaction of the conditions set forth in Section 3 hereof:

(a)           With respect to each Converting Lender, upon delivery of a Conversion Notice by such Converting Lender:

(i)            the outstanding amount of Initial Loans of such Converting Lender (not to exceed such Converting Lender’s Tranche B-1 Commitment) shall be deemed to be converted to an equal outstanding amount of Tranche B-1 Loans under the Credit Agreement;

(ii)           such Converting Lender shall have the Tranche B-1 Commitment set forth opposite its name on Schedule I to the Credit Agreement (as amended hereby);

(iii)          with respect to each Increasing Lender providing Additional Commitments, such Increasing Lender shall either, at the direction of the Administrative Agent, (i) purchase Initial Loans pursuant to Section 5(d) below and/or (ii) make Tranche B-1 Loans available to the Borrower on the Amendment Effective Date, in an aggregate amount not to exceed such Increasing Lender’s Additional Commitments in respect of the Tranche B-1 Loans; and

(iv)          pursuant to the terms of the Conversion Notice, for purposes of Section 12.1 of the Existing Credit Agreement, each Converting Lender shall be deemed to have consented to this Amendment and the amendment of the Existing Credit Agreement contemplated hereby.

(b)           Each conversion of Initial Loans pursuant to Section 5(a) above shall be deemed, automatically and without further act by any Person, to constitute a simultaneous (i) Borrowing by the Borrower of Tranche B-1 Loans pursuant to Section 2.1(b) of the Credit Agreement and (ii) prepayment of Initial Loans pursuant to Section 2.3(a) of the Existing Credit Agreement, in each case in the amount of such conversion.  To the extent of any funding of Tranche B-1 Loans by the Increasing Lenders pursuant to Section 5(a)(iii) above, the proceeds therefrom shall first be applied, at the direction of the Administrative Agent, to the prepayment of Initial Loans of Non-Consenting Lenders.

(c)           With respect to Section 5(a) above, the conversion of outstanding Initial Loans by each Converting Lender shall be effected by book entry to the extent that any portion of the amount converted by such Converting Lender will be an outstanding amount of Tranche B-1 Loans of such Converting Lender after giving effect to this Amendment, in each case in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent.

(d)           The Converting Lenders, the Additional Lenders and the Non-Consenting Lenders shall make and receive payments, in immediately available funds, among themselves, as directed by the Administrative Agent, so that, after giving effect thereto, the outstanding amount of Tranche B-1 Loans are held ratably by the Participating Lenders in accordance with such Lenders’ respective Commitments in respect of the Tranche B-1 Loans (in each case after giving effect to this Amendment).

(e)           Each Additional Lender shall, by executing and delivering this Amendment, be deemed to have become a party by to the Credit Agreement as a Lender thereunder and shall have the rights and obligations of a Lender thereunder.

An Existing Lender may elect to convert all or any portion of its Initial Loans under the Existing Credit Agreement to Tranche B-1 Loans under the Credit Agreement, and in each case shall constitute a Non-Consenting Lender in respect of any portion of its Initial Loans not so converted.

If the aggregate amount of Additional Commitments of the Increasing Lenders exceeds the aggregate Tranche B-1 Commitments, then such Additional Commitments shall be allocated among the Increasing Lenders as Royal Bank, acting in its capacity as lead arranger in respect of the Amendment, shall direct in its sole discretion.

SECTION 6.         Consent and Affirmation of the Loan Parties.  Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended or modified by this Amendment.  For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 7.         Representations and Warranties.  (a) Each Loan Party represents and warrants, on and as of the Amendment Effective Date, that: (i) it has the corporate or other organizational power to execute and deliver this Amendment, and all corporate or other organizational action required to be taken by it for the execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby has been taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery of this Amendment, except for such actions, consents, approvals, registrations or filings as have been taken or the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(b)           Each Loan Party hereby represents and warrants that, on and as of the Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 8.         Reference to and Effect on the Credit Agreement.

(a)           On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

(b)           The Credit Agreement, as specifically amended and otherwise modified by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document.

SECTION 9.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10.       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.       Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12.       Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 13.       Notices; Successors; Waiver of Jury Trial.  All communications and notices hereunder shall be given as provided in the Credit Agreement; provided that each of the Administrative Agent and the Lenders party hereto waive any notice, demand or other communication required to request or make a prepayment and borrowing of Loans.  The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

NUMBER HOLDINGS, INC.,
as Holdings

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer

99¢ ONLY STORES,
as the Borrower

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer

99 CENTS ONLY STORES,
as a Guarantor

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer

99 CENTS ONLY STORES TEXAS, INC.,
as a Guarantor

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Schedule I
Commitments

On file with Administrative Agent.

Schedule II
Form of Conversion Notice

Date: April       , 2012

Royal Bank of Canada, as Administrative Agent
4th Floor, 20 King Street West
Toronto, Ontario M5H 1C4
Attention:              Manager, Agency Service Group
Facsimile:              (416) 842-4023

99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023
Attention:              Frank Schools

Conversion Notice

Ladies and Gentlemen:

Reference is made to Amendment No. 1 (the “Amendment”) to that certain $525,000,000 Credit Agreement, dated as of January 13, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and as amended by the Amendment and as otherwise may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 99¢ Only Stores (the successor by merger with Number Merger Sub, Inc.) (the “Borrower”), Number Holdings, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent, and the other agents party thereto.  Unless otherwise specified herein, capitalized terms used but not defined herein are used as defined in the Amendment.

By delivery of this Conversion Notice, each of the undersigned (each a “Converting Lender”) (a) hereby consents to the Amendment and the amendment of the Existing Credit Agreement contemplated thereby and (b) in its capacity as an Existing Lender, hereby irrevocably elects, upon the Amendment Effective Date, to convert an outstanding amount of Initial Loans of such Converting Lender (up to an amount not to exceed such Converting Lender’s Tranche B-1 Commitment) to an equal outstanding amount of Tranche B-1 Loans under the Credit Agreement.  In addition, each Converting Lender, to the extent an Increasing Lender, hereby commits to provide additional Tranche B-1 Commitments to the extent specified herein.

By executing and delivering this Conversion Notice, each Converting Lender hereby agrees as follows:

(a)           such Converting Lender will continue to be a Lender under the Credit Agreement with the same force and effect as if such Converting Lender had executed a counterpart of the Amendment on and as of the Amendment Effective Date;

(b)           the Tranche B-1 Commitment of such Converting Lender shall be as set forth on Schedule I to the Credit Agreement in respect of such Converting Lender;

(c)           such Converting Lender hereby agrees (i) to convert the outstanding amount of Initial Loans of such Converting Lender to the outstanding amount of Tranche B-1 Loans under the Credit Agreement and (ii) to provide additional Tranche B-1 Commitments, in each case as follows (but subject to adjustment, with respect to any Additional Commitments of such Converting Lender, in accordance with Section 5 of the Amendment):

Name of Converting Lender	Outstanding Amount of Existing Loans	Amount Converted to Tranche B-1 Loans*
	$	$
	$	$
	$	$

(d)           such Converting Lender irrevocably acknowledges and unconditionally agrees to be bound by all of the terms and conditions of the Credit Agreement, the Amendment and the other Loan Documents as a Lender as of the Amendment Effective Date;

(e)           this Conversion Notice shall be deemed to be such Converting Lender’s written consent to the Amendment for purposes of Section 12.1 of the Existing Credit Agreement; and

(f)            on or following the Amendment Effective Date, such Converting Lender shall deliver to the Administrative Agent any Note held by such Converting Lender under the Existing Credit Agreement against delivery by the Borrower of a replacement Note in favor of such Converting Lender evidencing the principal amount of such Converting Lender’s Tranche B-1 Loans in accordance with Section 2.7 of the Credit Agreement.

Delivery of an executed signature page to this Conversion Notice by facsimile or other electronic means shall be effective as delivery of a manually executed signature page of this Conversion Notice.

This Conversion Notice shall be governed by, and construed in accordance with, the laws of the state of New York.

*  If providing an increase in commitments, insert aggregate amount of converted loans plus the desired increase in commitments.

The agreements contained herein shall be binding upon the undersigned, its successors and assigns.

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Very truly yours,

,
as a Converting Lender

By:
Name:
Title:

,
as a Converting Lender

By:
Name:
Title:

,
as a Converting Lender

By:
Name:
Title: